Exhibit 99.1

May 2, 2012

Tetra Tech Reports Strong Second Quarter Results

•                Diluted EPS up 25% to $0.35

•                Record Backlog of $2.03 billion

•                Increasing FY12 guidance

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended April 1, 2012.

Second Quarter Results

Revenue in the quarter was $624.3 million compared to $612.6 million in the second quarter last year.  Revenue, net of subcontractor costs1, was $476.9 million, up 10.8% compared to $430.3 million in the second quarter last year.  Earnings before interest, taxes, depreciation, and amortization (EBITDA2), were $49.2 million, up 16.2% compared to $42.3 million in the second quarter last year.  Operating income was $35.5 million, up 21.5% compared to $29.3 million in the second quarter last year.  Diluted earnings per share (EPS) were $0.35, up 25.0% compared to $0.28 in the second quarter last year.  Backlog was $2.03 billion compared to $1.99 billion at the end of the second quarter last year.  Cash generated from operations was $33.1 million compared to $33.7 million in the second quarter last year.

Six-Month Results

Revenue for the six-month period was $1.31 billion, up 6.8% compared to $1.22 billion in the year-ago period. Revenue, net of subcontractor costs, was $968.9 million, up 15.9% compared to $835.9 million in the year-ago period.  EBITDA were $100.3 million, up 11.8% compared to $89.7 million in the year-ago period.  Operating income was $71.6 million, up 12.7% compared to $63.6 million in the year-ago period.  Diluted EPS were $0.71, up 10.9% compared to $0.64 (or up 16.4% compared to $0.61 excluding a prior year tax benefit) in the year-ago period.  Cash generated from operations was $71.4 million, up 67.4% compared to $42.6 million in year-ago period.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Tetra Tech had a strong second quarter highlighted by growth of 11% in net revenue and 25% in EPS.  Our performance this quarter also had a strong volume of new orders, which contributed to a record backlog of $2.03 billion.  We continue to see strong demand for our water-related services from a broad base of industrial clients in the U.S. and abroad, and our U.S. government work has remained stable.  As a result of increased confidence in our business outlook, we are increasing our net revenue and EPS guidance for the year.”

1 Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

2 EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

In thousands (except EPS data)	Three Months Ended		Six Months Ended
	April 1, 2012	April 3, 2011	April 1, 2012	April 3, 2011
Revenue	$624,345	$612,566	$1,306,972	$1,223,690
Subcontractor costs	(147,453)	(182,260)	(338,024)	(387,805)
Revenue, net of subcontractor costs	476,892	430,306	968,948	835,885
Operating income	35,543	29,256	71,635	63,581
Interest expense, net	(1,453)	(1,471)	(2,763)	(2,776)
Income tax expense	(11,769)	(9,704)	(23,848)	(19,970)
Net income including noncontrolling interests	22,321	18,081	45,024	40,835
Net income attributable to noncontrolling interests	(37)	(581)	(130)	(1,034)
Net income to Tetra Tech	$22,284	$17,500	$44,894	$39,801

Earnings per share attributable to Tetra Tech:
Basic	$0.35	$0.28	$0.71	$0.64
Diluted	$0.35	$0.28	$0.71	$0.64

Weighted-average common shares outstanding:
Basic	63,072	62,121	62,846	61,836
Diluted	63,817	62,945	63,497	62,638

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the third quarter of fiscal 2012 to be in the range of $0.42 to $0.45.  Revenue, net of subcontractor costs, for the third quarter is expected to range from $500 million to $540 million.  For fiscal 2012, Tetra Tech is increasing its diluted EPS guidance to a range of $1.59 to $1.66.  Revenue, net of subcontractor costs, for fiscal 2012 is now expected to range from $2.0 billion to $2.1 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter results through a link posted on the Company’s website at www.tetratech.com on May 3, 2012 at 8:00 a.m. (PDT).

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About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With more than 13,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

In thousands	Three Months Ended		Six Months Ended
	April 1, 2012	April 3, 2011	April 1, 2012	April 3, 2011
Net income attributable to Tetra Tech	$22,284	$17,500	$44,894	$39,801
Interest expense, net	1,453	1,471	2,763	2,776
Income tax expense	11,769	9,704	23,848	19,970
Depreciation	6,794	6,722	13,580	13,392
Amortization	6,917	6,942	15,182	13,723
EBITDA	$49,217	$42,339	$100,267	$89,662

CONTACTS:
Jim Wu, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for U.S. state and local government and U.S. commercial services; credit risks associated with certain U.S. commercial clients; delays in U.S. federal debt ceiling legislation and shifts in U.S. defense spending; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; delays in the completion of the U.S. government budget process; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. federal, state and local government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; volatility of common stock value; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and the interruption of our computer, information and communications technology and systems. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	April 1, 2012	October 2, 2011
Assets
Current Assets:
Cash and cash equivalents	$106,027	$90,494
Accounts receivable - net	642,420	657,179
Prepaid expenses and other current assets	62,325	84,612
Income taxes receivable	11,922	6,817
Total current assets	822,694	839,102
Property and equipment - net	72,393	77,536
Investments in and advances to unconsolidated joint ventures	3,550	3,454
Goodwill	584,141	569,414
Intangible assets - net	68,875	81,053
Other assets	24,431	23,429
Total Assets	$1,576,084	$1,593,988

Liabilities and Equity
Current Liabilities:
Accounts payable	$141,426	$164,819
Accrued compensation	97,160	110,937
Billings in excess of costs on uncompleted contracts	85,086	84,754
Deferred income taxes	18,879	22,870
Current portion of long-term debt	2,249	2,556
Estimated contingent earn-out liabilities	40,687	64,119
Other current liabilities	79,197	81,654
Total current liabilities	464,684	531,709
Deferred income taxes	28,269	25,394
Long-term debt	107,901	144,868
Other long-term liabilities	35,728	36,767

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of April 1, 2012 and October 2, 2011	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 63,372 and 62,495 shares as of April 1, 2012 and October 2, 2011, respectively	634	625
Additional paid-in capital	418,667	399,420
Accumulated other comprehensive income	24,711	4,754
Retained earnings	494,820	449,926
Tetra Tech stockholders’ equity	938,832	854,725
Noncontrolling interests	670	525
Total equity	939,502	855,250

Total Liabilities and equity	$1,576,084	$1,593,988

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 1,	April 3,	April 1,	April 3,
	2012	2011	2012	2011

Revenue	$624,345	$612,566	$1,306,972	$1,223,690
Subcontractor costs	(147,453)	(182,260)	(338,024)	(387,805)
Other costs of revenue	(388,915)	(355,445)	(796,251)	(685,372)
Selling, general and administrative expenses	(52,434)	(45,605)	(101,062)	(86,932)
Operating income	35,543	29,256	71,635	63,581
Interest expense - net	(1,453)	(1,471)	(2,763)	(2,776)
Income before income tax expense	34,090	27,785	68,872	60,805
Income tax expense	(11,769)	(9,704)	(23,848)	(19,970)
Net income including noncontrolling interests	22,321	18,081	45,024	40,835
Net income attributable to noncontrolling interests	(37)	(581)	(130)	(1,034)
Net income attributable to Tetra Tech	$22,284	$17,500	$44,894	$39,801
Earnings per share attributable to Tetra Tech:
Basic	$0.35	$0.28	$0.71	$0.64
Diluted	$0.35	$0.28	$0.71	$0.64
Weighted-average common shares outstanding:
Basic	63,072	62,121	62,846	61,836
Diluted	63,817	62,945	63,497	62,638

Tetra Tech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	April 1,	April 3,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$45,024	$40,835

Adjustments to reconcile net income including noncontrolling interests to net cash from operating activities:
Depreciation and amortization	29,071	27,376
Loss on settlement of foreign currency forward contract	286	293
Equity in earnings of unconsolidated joint ventures	(1,553)	(2,428)
Distributions of earnings from unconsolidated joint ventures	1,595	2,503
Stock-based compensation	5,648	5,314
Excess tax benefits from stock-based compensation	(147)	(90)
Deferred income taxes	(2,533)	(4,445)
Provision for doubtful accounts	3,721	1,354
Exchange gain	(137)	(328)
Gain on disposal of property and equipment	(69)	(148)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	11,038	42,848
Prepaid expenses and other assets	11,234	(10,043)
Accounts payable	(23,392)	(60,729)
Accrued compensation	(13,777)	96
Billings in excess of costs on uncompleted contracts	(1,156)	(10,931)
Other liabilities	10,714	2,791
Income taxes receivable/payable	(4,178)	8,372
Net cash provided by operating activities	71,389	42,640

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7,983)	(9,476)
Payments for business acquisitions, net of cash acquired	(2,831)	(188,031)
Payment in settlement of foreign currency forward contract	(4,192)	(4,216)
Receipt in settlement of foreign currency forward contract	3,906	3,923
Proceeds from sale of property and equipment	497	340
Net cash used in investing activities	(10,603)	(197,460)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(51,837)	(2,403)
Proceeds from borrowings	13,025	21,867
Payments of earn-out liabilities	(18,055)	-
Distributions paid to noncontrolling interests	-	(501)
Excess tax benefits from stock-based compensation	147	90
Net proceeds from issuance of common stock	8,882	5,373
Net cash (used in) provided by financing activities	(47,838)	24,426

EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,585	402

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,533	(129,992)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	90,494	220,933

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$106,027	$90,941

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$2,839	$1,998
Income taxes, net of refunds received	$30,974	$14,856